UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 28, 2014

PATENT PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33700	30-0342273
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two High Ridge Park

Stamford, CT                                                06905

(Address Of Principal Executive Offices) (Zip Code)

(203) 461-7200

(Registrant’s Telephone Number, Including Area Code)

_____________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2014, Patent Properties, Inc. issued a press release announcing additions to its senior management. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

On May 27, 2014, the Company entered into an employment and noncompetition and confidentiality agreement with Kara Jenny to serve as our Chief Financial Officer commencing on May 27, 2014. Pursuant to that employment agreement, Ms. Jenny will be entitled to an annual base salary of $329,000, an annual bonus opportunity of 30% of her annual base salary, and options to purchase 300,000 shares of our common stock pursuant to our 2006 Long Term Incentive Plan, as amended. Karen Romaine’s duties as Chief Financial Officer will terminate on May 27, 2014. Copies of the employment and noncompetition and confidentiality agreements are incorporated herein by reference and are filed as Exhibits 10.42 to this Form 8-K. The descriptions of the Company’s and Ms. Jenny’s respective obligations under the employment and noncompetition and confidentiality agreements set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the exhibit filed herewith.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.42	Executive Employment Agreement, dated as of May 27, 2014, between Kara B. Jenny and Patent Properties, Inc. +

99.1	Press Release dated May 28, 2014

+ Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2014	PATENT PROPERTIES, INC.

	By:	/s/ Jonathan Ellenthal
	Name: Title:	Jonathan Ellenthal Vice Chairman and CEO